EXHIBIT 10.53

LEASE AGREEMENT

This LEASE AGREEMENT made and entered into as of the 24 day of June 2011 by and between Pellissippi Pointe II LLC., of Knoxville, Tennessee ("Lessor"), and Miller Energy Resources, Inc. having its principal place of business in Knoxville, TN ("Lessee').

WITNESSETH

WHEREAS, Lessor is the owner of certain real property located in the Sixth (6th) Civil District of Knox County, Tennessee, ("Property"); and

WHEREAS, Lessor has constructed an office building ("Structure") having a street address of 9721 Cogdill Road, Knoxville, Tennessee 37932; and

WHEREAS, Lessee is desirous of leasing approximately 4,156 gross square feet (including 3rd floor conference room) of office and space ("Demised Premises"), on the third floor of the building (Suite 302) under the terms and conditions contain herein.

NOW THERFORE, for and in consideration of the premises and the covenants and agreements herein contained and for other good and valuable consideration. Lessor and Lessee hereby mutually covenant and agree as follows:

DEMISE, TERM AND RENT

Section 1.01 Demise and Initial Term. Lessor does hereby lease and demise unto Lessee, and Lessee does hereby lease from Lessor, the Demised Premises for a term of Sixty (60) months commencing on or about September 1, 2011 and terminating on or about September 1, 2016, unless sooner terminated or extended as herein provided ("Initial Term").

Section 1.02 Option Term. Lessor hereby grants to Lessee an option to lease the Demised Premises for Two (2) additional Five (5) year terms ("Option Terms") upon the terms and conditions herein contained except that the rent payable pursuant to Section 1.03 (a) hereof may be increased as specified in Section 1.03 (d) hereof during the Option Terms. Lessee shall give Lessor written notice as herein provided of Lessee's intention to exercise said option at least one hundred and eighty (180) days prior to the expiration of the Initial Term or any Subsequent Option Terms. In the event prior notice is not given, the lease will automatically rollover for the next option term.

Section 1.03 Rent. Lessee shall make the following rental payments to Lessor:

(a) Lessee covenants and agrees to pay Lessor as rent hereunder for the Demised Premises during the Initial Term a monthly rent as follows:

First Year: October 1, 2011 to October 1, 2012@ $7,446.17 per month ($21.50 per gross sq ft)

(b) The aforesaid rent amount is inclusive of an estimated expense for utilities, taxes, insurance and janitorial services and may be adjusted annually as provided in Section 3.01.

(c) Rent is due on the first day of each month. Rents received after the tenth (10th) day of any month will include a $25 late fee. Rent not received by the last day of the month will be cause to void this Lease Agreement. All rents shall be paid to Lessor without demand and without set-off at the offices of Pellissippi Pointe LLC, or at such other address as Lessor may from time to time designate to Lessee by notice in the manner hereinafter provided.

 (d) Lessee covenants and agrees to pay Lessor as rent hereunder for the Demised Premises during the Option Terms as monthly rent an amount as follows:

(1) Each year of the initial term and each year of the subsequent Option Period the rent shall be adjusted by the amount of the change in the Consumer Price Index (CPI) cost of living as reported by the Federal Government with a maximum of 2.5% per year.

All taxes, charges, costs and expenses which Lessee is required to pay pursuant to Section 3.01 or other sections hereof, together with all interest and penalties that may accrue thereon in the event of Lessee's failure to pay such amounts, and all damages, costs and expenses which Lessor may incur by reason of any default of Lessee or failure on Lessee's part to comply with the terms of this Lease, shall be deemed to be additional rent hereunder (hereinafter called the "Additional Rent"), and, in the event of nonpayment by Lessee, Lessor shall have all the rights and remedies with respect thereto as Lessor has for the nonpayment of the above specified monthly rental.

COVENANTS AND WARRANTIES OF LESSOR

Section 2.01 Estate of Lessor. Lessor represents and warrants to Lessee that they have full right and lawful authority to enter into this Lease, that the Demised Premises are free and clear of all liens, exceptions, restrictions and encumbrances created or granted by Lessor except those which are of record in the Register's Office of Knox County, Tennessee.

Section 2.02 Quiet Possession. Lessor covenants that Lessee, upon performing and observing the covenants to be observed and performed by Lessee under the terms of this Lease, shall peaceably hold, occupy and enjoy the Demised Premises during the Term of this Lease without interference by Lessor or by any other person claiming by, through or under Lessor.

TAXES, UTILITIES, COMMON AREA MAINTENANCE, ASSESSMENTS,

 CHARGES, COMPLIANCE WITH LAW, AND LIENS

Section 3.01 Rental Adjustments: The Lessee's "pro rata" share shall be deemed to be equal to eighteen point twenty one percent (18.21%) of the total rentable area of the Structure. It is understood and agreed that the rental amount shown in Section 1.03 (a) is based on the estimated cost of the building and inclusive of an estimated cost for utilities, taxes, insurance and janitorial services.

(a) Since the monthly rental amount in Section 1.03 (a) includes an estimate of cost for utilities (electricity, gas, water, garbage and sewer), taxes, insurance, general janitorial services 3 times per week, window cleaning 4 times per year and trash disposal. Lessor will reconcile the actual expenses for such services with the estimated expenses included in the monthly rental amount on an annual basis and refund to Lessee it “pro rata” share of any excess amounts (actual expenses less than estimated expenses).

1.

In the first year, defined as the base year, the estimated expenses, as stated above, for the first year will be the base year expenses.  This base year actual expense will be substituted in the first year rental rate for the estimated expenses.  Each year thereafter, the expenses will be compared to the previous year’s expenses to determine any over or under collections.

 Lessee agrees to pay as additional rent its “pro rata” share of the actual expense in excess of the estimated expenses included in the monthly rental amount.  Any additional amounts owed by Lessee will be due to Lessor within 30 days after presentation of the reconciliation by Lessor to Lessee.

(b) Lessee shall be solely and exclusively responsible for payment of all taxes assessed against any property owned or used by or for the Lessee within, upon or about the demised premises or installed by Lessee within or upon the demised premises or arising out of the conduct and operation of Lessee’s business upon or about the demised premises.

(c) Lessor will maintain the building in good functioning condition.  Lessee will maintain all consumable items, i.e. light bulbs and HVAC filters, and maintenance work caused by use, such as clogged drains and paint touch up.

(d) No cost for parking will be assessed during the lease or any subsequent leases.  Lessor has provided for four (4) parking spaces per 1,000 square feet of leased space.

(e) Lessor shall have the right to assess Lessee its “pro rata” share for any major maintenance of and for repaving of the parking area. Any amount over $5,000 due by the Lessee needs prior approval by the Lessee.

Section 3.02 Lessor's Rights Upon Nonpayment. Lessor shall have the right after delinquency at all times during the term hereof to pay any taxes, assessments, utility charges, common area expenses, levies, interest or other charges upon the Demised Premises, and to pay, cancel and clear all tax sales, liens, charges and claims upon or against the Demised Premises or any improvements that are now, or may be, placed thereon, and to redeem said Demised Premises from the same, or any of them, from time to time, without being obligated to inquire as to the validity of the same. Any sums so paid by Lessor shall become Additional Rent due and payable by Lessee on the next day after such payment by Lessor, together with interest at the rate of fifteen percent (15%) per annum from such date to the day of payment thereof by Lessee to Lessor.

Section 3.03 Compliance with Laws. Prior to occupancy of the Demised Premises, Lessor, at its cost and expense, shall comply with and cause the Demised Premises to comply with all applicable federal, state, county and municipal laws, rules, orders, regulations and ordinances affecting the Demised Premises (all or any one of which are herein referred to as "Regulations"). Thereafter, if Lessee, by its actions causes the non-conformance, then Lessee will bear the cost and expense of compliance.

Section 3.04 Liens. In the event Lessee makes any improvements to portions of the Demised Premises pursuant to Section 5.01 hereof, Lessee shall not permit any liens to attach to Lessor's interest in the Premises. If any mechanics lien or other lien or order for the payment of money shall be filed against the Demised Premises or improvements thereon by reason of, or arising out of, any labor or material furnished or alleged to have been furnished to or for Lessee at the Demised Premises, or for or by reason of any change, alteration or addition by the Lessee, or the cost or expense thereof or any contract relating thereto, or against Lessor, then Lessee shall within thirty (30) days after the filing of any such lien cause the same to be canceled and discharged of record, by bond or otherwise, at the election and expense of Lessee, and shall defend on behalf of Lessor, at Lessee's sole cost and expense, any action suit or proceeding which may be brought thereon or for The enforcement of such lien, liens or orders, and Lessee shall pay any damages and discharge any judgment entered thereon and shall indemnify and save harmless Lessor from any claim or damage resulting therefrom. If Lessee fails to keep this covenant, in addition to any other remedies available to Lessor under this Lease or otherwise, Lessor may at its option discharge such lien, in which event Lessee agrees to pay Lessor, on demand, a sum equal to one hundred fifteen percent (115%) of the amount of the lien thus discharged by Lessor plus Lessor's attorney's fees.

Section 3.05 Permitted Contests. Lessee, at its expense, may contest (by appropriate legal proceedings conducted in good faith and with due diligence), the amount, validity or application, in whole or part, or any tax or charge referred to in Section 3.01 hereof, or any Regulation referred to in Section 3.03 hereof, provided that Lessee shall give Lessor prior written notice of such contest and Lessee shall have deposited with Lessors or the taxing authorities a surety company bond in such sum and upon such conditions as will assure payment, upon termination of such proceedings, of the amount of taxes or other charge so contested and unpaid, together with all interest and penalties in connection therewith and all charges that may or might be assessed against or become a charge on the Demised Premises in said proceedings. Upon the termination of such proceedings, Lessee shall deliver to Lessor proof of the amount of the imposition as finally determined in such proceedings. Lessor, on behalf of Lessee and at Lessee's sole expense, shall join in any such proceedings and shall cooperate with Lessee to the end that such proceedings may be brought to a successful conclusion. Lessee shall be entitled to any refund of any such tax or other charges and penalties or interest thereon which shall have been paid by Lessee. Lessee shall indemnify and save harmless Lessor from responsibility, financial or otherwise, arising out of any such proceedings.

USE AND SURRENDER OF THE DEMISED PREMISES

Section 4.01 Use of the Demised Premises. Lessee may use the Demised Premises exclusively for the purpose of general office use, provided, however, that such use shall not constitute a public or private nuisance or violate any applicable law, ordinance or regulation. No activity will take place, which would interfere with the other tenants of the building.

Section 4.02 For Lease Signs by Lessor. Lessor or Lessor's agents, at any time within ninety (90) days before the expiration of any term hereof, shall have the right to enter upon the Demised Premises and to affix upon any suitable part thereof a notice or notices for the leasing of the Demised Premises, which Lessee shall not remove, and Lessor shall further be allowed to show the Demised Premises to prospective tenants.

Section 4.03 Signs. Any signs erected on the Demised Premises must conform with the general architectural scheme of the Demised Premises and the Structure. The design, size and location of any such signs must be approved by Lessor prior to the installation thereof, notwithstanding Lessor's approval for the design and size as herein stated. Signage to be at Lessee's sole cost and expense.

Section 4.04 Surrender of Demised Premises.

(a) It is agreed that at the termination of this Lease, Lessee may remove any movable personal property which Lessee has placed in the Demised Premises, except any property which has been attached to the Demised Premises in such a manner as to become a fixture, including, but not limited to, such property as electric and gas fixtures, switches and controls, floor and wall coverings, heating and air conditioning equipment and alterations, additions or improvements of any kind to the Demised Premises, all of which shall become the property of Lessor upon the termination of this Lease, provided, however, that no such alterations, additions or improvements may be made to the Demised Premises without the prior written consent of Lessor as herein specified, and provided further, that the foregoing rights of Lessee are subject to the Lessor's lien provided for herein.

(b) Lessee covenants and agrees, at the expiration or earlier termination of this Lease, whether by limitation, forfeiture or otherwise, to quit, surrender and deliver to Lessor's possession of the Demised Premises with all the improvements thereon (excluding any personal property properly removed under Section 4.04 (a) above) free from all liens thereon, in good condition and repair, ordinary wear and tear excepted, all of which shall become and remain the property of Lessor. Lessee's obligations to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease. If Lessee shall default in so surrendering the Demised Premises, Lessee's occupancy subsequent to such expiration or termination, whether or not with the consent or acquiescence of Lessor, shall be deemed to be a tenancy-at- will and in no event for month-to-month or year-to-year and it shall be subject to all the terms, covenants and conditions of this Lease applicable thereto, and no extension or renewal of this Lease shall be deemed to have occurred by such holding over.

Section 4.05 Noise, Obstruction and Nuisances. Lessee covenants that it will not (i) display any merchandise or maintain any stands in front of the Demised Premises; (ii) erect or maintain any barricade or scaffolding which may obscure the signs, entrances or show window of any other tenant in the Structure, or tend to interfere with any such other tenant's business; (iii) create or maintain, or allow others to create or maintain, any nuisances, including without limiting the foregoing general language, smoking inside the demised property, loud noises, sound effects, offensive odors and smoke or dust in or about the Demised Premises; (iv) place or maintain any signs in any parking area serving the Demised Premises; (v) commit any water; (vi) maintain or allow to be maintained any devices or similar devices, the effect of which will be visible from the exterior of the Demised Premises; or (vii) store or maintain within or around the Demised Premises any explosive material or any other hazardous material or condition that could adversely affect the Property, Structure or other tenants thereof.

CONSTRUCTION OF IMPROVEMENTS, REPAIRS AND ALTERATIONS AND

INSPECTIONS DURING THE TERM

Section 5.00 Condition of Demised Premises.  Lessee acknowledges that it has examined and inspected the Demised Premises and is familiar with the physical condition thereof.  Lessee further acknowledges (i) that Lessor has not made and does not hereby make any representations regarding the physical condition of the Demised Premises or the Property, and (ii) that there are no warranties, either express or implied, regarding the condition of the Demised Premises and/or the Property.  Any such warranties which may exist are hereby expressly released and waived. Accordingly, Lessee hereby agrees to accept the Premises in their "AS IS" condition.

Section 5.01 Construction of Improvements by Lessee. In the event Lessee desires to make any improvements to the Demised Premises, Lessee shall be allowed to do so only after receiving the specific written consent of Lessor to such improvements both as to design and scope. Lessee covenants and agrees with Lessor that any and all such improvements (or at Lessor's option, less than all) made on any portion of the Demised Premises shall, at the conclusion of the term hereof, become and remain the property of Lessor, subject to Section 4.04 hereof.

It is further hereby covenanted and agreed that Lessee, will make no improvements to the Demised Premises without such prior written consent of Lessor both as to design and scope of such improvements.

Section 5.02 Maintenance and Repair. Lessee shall at Lessee's own cost and expense throughout the term of this Lease, and so long as it shall remain in possession of the Demised Premises, keep and maintain in good repair and in a reasonably satisfactory condition of cleanliness, including reasonably periodic painting of the interior of the Demised Premises, all portions thereof (except the main walls, roof, and structural portions of the Demised Premises, as hereinafter provided) appurtenances and machinery therein which are brought into and become a part of the real estate, and all glass, including but not limited to plate glass, window panes, etc., to the satisfaction of Lessor and municipality and any other governmental authorities during the term of this Lease.

All property of every kind which may be on the Demised Premises during the term hereof shall be at the sole risk of Lessee or those claiming under Lessee and Lessor shall not be liable to Lessee or to any other person whomsoever for any injury, loss or damage to any such property in or upon said Demised Premises, or the entrances, sidewalks and walkways adjoining same.

Section 5.03 Lessor's Duties with Reference to Roofs, Main Walls and Structural Portions of Demised Premises. Anything herein contained to the contrary notwithstanding, Lessor covenants and agrees to maintain the roof of the Structure, the main walls thereof and other structural portions of the Demised Premises, in good repair, but Lessor shall not be liable to Lessee or Lessee's agents, employees and invitees for any damages resulting from failure to maintain same unless and until written notice of the existence and approximate location of any damage thereto has been received by Lessor or his agent and a reasonable time allowed for making needed repairs after receipt of said notice. Lessor shall be responsible for heating and cooling equipment repairs.

Section 5.04 Inspection by Lessor. Lessor and Lessor's agents shall have the right to enter the Demised Premises at all reasonable hours for the purposes of (i) inspecting same; (ii) performing obligations of Lessor under this Lease; (iii) performing obligations of the Lessee hereunder in which the Lessee may neglect or refuse to perform; (iv) showing the Demised Premises to persons wishing to purchase Lessor's interest therein; and (v) showing the Demised Premises to prospective tenants if Lessee does not extend the lease term. The provisions contained in this section shall not impose on Lessor any of Lessee's obligations under this Lease, nor shall it create any liability of Lessor by virtue of Lessor's having inspected the Demised Premises.

Section 5.05 Construction of Improvements by Lessor. Lessor hereby reserves the right at any time to make alterations or additions to the Structure and to construct additional improvements on the Property, all without notice to or the consent of Lessee so long as Lessee's space is not affected nor its use impaired.

INSURANCE

Section 6.01 Classes of Insurance. Lessee during the term of this Lease shall keep in full force and affect the policies of insurance described below, with the coverage in amounts not less than those specified:

(a) Liability Insurance. Lessee agrees to maintain at its expense at all times during the lease term full general liability insurance properly protecting and indemnifying Lessor and naming Lessor and Lessor's lender (if requested) as additional insured in an amount not less than $300,000 per accident for injuries or damages to persons, and not less than $500,000 for damage or destruction of property, written by insurers acceptable to Lessor and licensed to do business in the State of Tennessee. Lessee shall deliver to Lessor certificates of such insurance, which shall declare that the respective insurer may not cancel the same in whole or in part without giving Lessor and Lessor's lender written notice of its intention so to do at least ten (10) days in advance.

(b) Workmen's Compensation Insurance. Lessee agrees to maintain workmen's compensation insurance covering all persons employed in connection with any work performed by Lessee, and any and all agents or employees of Lessee with respect to whom death or bodily injury claims could be asserted against Lessor or Lessee as required by applicable law.

Section 6.02 Failure to Procure Insurance. In the event Lessee shall fail to procure insurance required under this Article and fail to maintain the same in force continuously during the term, Lessor shall be entitled to procure the same and Lessee shall immediately reimburse Lessor for such premium expense.

Section 6.03 Increase in Fire Insurance Premium. Lessee agrees not to keep upon The Demised Premises any article or goods which may be prohibited by the standard form of fire insurance policy. It is agreed between the parties that in the event the insurance rates applicable to fire and extended coverage insurance covering the Demised Premises shall be increased by reason of any use of the Demised Premises made by the Lessee, then Lessee shall pay to Lessor such increase in insurance as shall be occasioned by said use.

Section 6.04 Property of Lessee. Lessee agrees that all property owned by it in, on or about the Demised Premises shall be at the sole risk and hazard of the Lessee. Lessor shall not be liable or responsible for any loss of or damage to Lessee, or anyone claiming under or through Lessee, or otherwise, whether caused by or resulting from a peril required to be insured hereunder, or from water, steam, gas, leakage, plumbing, electricity or electrical apparatus, pipe or apparatus of any kind, the elements or other similar causes, and whether or not originating in the Demised Premises or elsewhere.

Section 6.05 Liabilily of Tenant. Lessee shall protect, indemnify and save Lessor harmless from and against all and any liability and expense of any kind, including reasonable attorney's fees, arising from injuries or damages to persons or property in, on or about the leased premises arising out of or resulting in any way from any act or omission of Lessee, its agents, servants and employees, in the use of the Demised Premises during the term of this Lease.

Section 6.06 Requirements. All of the aforesaid insurance shall be written in the name of Lessee and shall be written by one or more responsible insurance companies with a Bests Insurance Guide rating of A+ authorized to do business in Tennessee; all such insurance shall contain endorsements that: such insurance may not be canceled or amended with respect to Lessor (or its designee) except upon ten (10) days prior written notice to Lessor (or such designee) by the insurance company. Lessee shall be solely responsible for the payment of the premiums therefore and Lessor (or its designee) shall not be required to pay any premium for such insurance. The minimum limits of comprehensive general liability policy of insurance shall in no way limit or diminish Lessee's liability hereunder. Lessee shall deliver to Lessor at least ten (10) days prior to the expiration of such policy, either a duplicate original or a certificate of insurance on all policies secured by Lessee in compliance with its obligations hereunder, together with evidence satisfactory to Lessor of the payment of the premiums therefore. If Lessee fails to obtain and provide any or all of the aforesaid insurance, then Lessor may, but shall not be required to, purchase such insurance on behalf of Lessee and add the costs of such insurance as Additional Rent due under this Lease.

ASSIGNMENT, SUBLETTING AND MORTGAGING

Section 7.01 Subleases. Lessee shall not have either the right or the power, at any time or from time to time, to sublease all or any portion of the Demised Premises without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

Section 7.02 Mortgaging. Lessee may not mortgage or otherwise encumber in the Demised Premises or the improvements thereon.

DEFAULT

Section 8.01 Events of Default. The occurrence of any of the following acts or events shall constitute events of default under this Lease (herein referred to as "Default"):

(a) Lessee fails to make any payment required hereunder when due;

(b) Lessee fails to fulfill or perform any of Lessee's covenants (other than the payment of rent which is specified in Section 8.01 (a) above), agreements or obligations under this Lease and such failure continues for a period of fifteen (15) days after Lessor shall have given Lessee written notice thereof and specifying the nature of such failure;

(c) If at any time during the term herein there shall be filed by or against Lessee, or against any successor Lessee then in possession, in any court pursuant to any petition in bankruptcy, alleging an insolvency, for reorganization, for the appointment of a receiver, or for an arrangement under the Bankruptcy Code, or if a similar type of proceeding shall be filed;

(d) If Lessee shall abandon the Demised Premises for a period of ten (10) or more days; or

(e) If this Lease or the estate of Lessee hereunder shall be transferred or passed to or devolve upon any other person, firm, association or corporation, except with Lessor's consent.

Section 8.02 Rights of Lessor Upon Default. Upon the occurrence of any Default hereunder, Lessor shall have the right, at its option, and without further notice, to give Lessee written notice of the termination of this Lease as of the date of such written notice or such date as may be specified in such notice of termination. On such termination date, this Lease and the term hereby granted and created, as well as all of the right, title and interest of Lessee hereunder (without further action on Lessor's part or those claiming under Lessor) shall wholly cease and expire, in the same manner and with the same force and effect as if the expiration of time in such notice were the end of the term herein originally demised. Lessor or those claiming under Lessor may immediately or at any time thereafter, and without further notice or demand, enter into and upon the Demised Premises or any part thereof, and repossess the same as of Lessor's first and former estate, and expel Lessee and those claiming under Lessee and remove Lessee's effects (forcibly, if necessary) without being taken or deemed guilty of any manner of trespass and without prejudice to any remedies that might otherwise be used for affears of rent or breach of contracts. Lessee agrees that, notwithstanding the termination of the Lease and the possession regained by Lessor, it will indemnify Lessor against all loss of rent which Lessor may suffer by reason of such termination, during the remainder of the term hereof, as well as other damages to which Lessor may be entitled. It is especially agreed and understood that Lessor may retain all advance rentals or deposits in Lessor's possession as and for damages to apply against rentals to accrue during the remainder of the term hereof and other damages. Lessor shall not be required to relet the Demised Premises nor exercise any other right granted to Lessor hereunder, nor shall Lessor be under any obligation to minimize Lessee's loss as a result of Lessee's default. If Lessor attempts to relet the Demised Premises, Lessor shall be the sole judge as to whether or not a proposed tenant is suitable and acceptable.

Upon the occurrence of any Default hereunder, Lessor shall have, in addition to any other remedies which it may have hereunder, the right to invoke any remedy allowed at law or in equity to enforce Lessor's rights or any of them, as if reentry and other remedies were not herein provided for, including, without limitation, the right to elect not to terminate this Lease and require Lessee to cure any default hereunder.

In the event Lessor does not exercise the rights of reentry herein above given Lessor, Lessor may accept rent from any receiver, trustee, or other officer in possession thereof, for the term of such occupancy without impairing or affecting in any way the tights of Lessor against Lessee hereunder or his right to such advance rentals or deposit. Any neglect or failure to enforce the fight of forfeiture of this Lease or reentry upon the breach of any of the conditions, covenants, terms and agreements herein contained, shall not be deemed a waiver of such right upon any continuing or subsequent breach of any such or any other condition, covenant, term and/or agreement herein contained.

If Lessor shall deem it necessary to engage attorneys to enforce its rights hereunder, with the determination of such necessity to be in the sole discretion of Lessor, Lessee will reimburse Lessor for the reasonable costs and expenses incurred thereby, including but not limited to court costs and attorneys' fees.

MORTGAGE AND ESTOPPEL CERTIFICATE

Section 9.01 Subordination. This Lease shall be subject and subordinate at all times to the lien of existing mortgages and of mortgages which hereafter may be made a lien on the Demised Premises.

Although no instrument or act on the part of Lessee shall be necessary to effectuate such subordination, Lessee agrees it will execute such further instruments subordinating this Lease to the liens of such mortgages as may be requested by the mortgagee.

Section 9.02 Rights of Lessor's Mortgagee. Provided any of Lessor's mortgagees advises Lessee of its lien ("Mortgagee"), the following provisions shall apply:

(a) Consent to Amendment, There shall be no cancellation, surrender or amendment of this Lease by Lessor and/or Lessee without the prior written consent of any of the Mortgagees.

(b) Notice. Lessor, upon delivering to Lessee any notice required to be given to Lessee by Lessor under this Lease, shall simultaneously deliver a copy of such notice to any of the Morigagees.

Section 9.03 Estoppel Certificate. Lessor and Lessee agree that Lessee will at any time and from time to time, but not more than twenty (20) days after written request by either of them to the other, execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and is in full force and effect (or if there have been such modifications, that the same is in full force and effect as modified, and stating the modification) and the date to which the rental and other charges have been paid in advance, it being intended that any such statement delivered pursuant to this section may be relied upon by any prospective purchaser of the fee, mortgagee or assignee of any mortgage upon the fee or leasehold interest in the Demised Premises or by the assignee of the Lessee if such assignment is permitted by the Lessor as otherwise herein required.

CONDEMNATION

Section 10.01 Taking. Any taking during the Term of this Lease of any interest in the Demised Premises as a result of the actual exercise of the power of condemnation or eminent domain by the United States or any other body having such power or any sale or other transfer of any such interest in lieu of or in anticipation of the impending exercise of any such power, to any person legally empowered to exercise such power shall, for the purposes of this Lease, be herein referred to as a "Taking".

Section 10.02 Total Taking. In the event all of the Demised Premises or such portion thereof as makes the residue of substantially no commercial value to Lessee is subject to a Taking, this Lease shall automatically terminate on the date that title to the Demised Premises or portion thereof vests in the condemning authority; provided, however, that the termination of this Lease shall not benefit the condemnor and shall be without prejudice to the rights of either Lessor or Lessee to recover just and adequate compensation from the condemning authority.

Section 10.03 Partial Taking. In the event less than all of the Demised Premises is subject to a Taking and/or the residue after a Taking remains of substantial commercial value to Lessee, this Lease shall not terminate, provided, however, that (i) the rent payable hereunder shall be equitably reduced by Lessor in proportion to the portion of the Demised Premises which has been subject to a Taking; and (ii) such continuing of this Lease shall be without prejudice to the rights of either Lessor or Lessee to recover just and adequate compensation from the condemning authority.

DAMAGE OR DESTRUCTION

Section 11.01 Lessee to Give Notice. In the event of any damage to or destruction of the Demised Premises or any improvements or any part thereof, Lessee will give written notice thereof to Lessor describing the nature and extent of such damage or destruction.

Section 11.02 Total Destruction. In the event all of the Demised Premises or such portion thereof as makes the residue of substantially no commercial value to Lessee is destroyed by fire or other casualty, (i) Lessor may, at its option, promptly restore the Demised Premises as soon as reasonably possible to the condition of the same prior to such damage or destruction, in which event the rent payable hereunder shall abate until the completion of said restoration, or (ii) Lessor may terminate this Lease without penalty. All insurance proceeds received by Lessor or Lessee pursuant to the provisions of this Lease, less the cost, if any, of the recovery of said proceeds, shall be applied to the payment for such restoration, if said restoration is elected by Lessor. Any balance of such proceeds provided by Lessee thereafter remaining shall be payable to Lessee. If Lessor elects not to so restore the Demised Premises, then this Lease shall terminate as of the date of such damage or destruction. Lessor shall notify Lessee within sixty (60) days after the date of such damage or destruction of Lessor's election to restore or not to restore the Demised Premises.

Section 11.03 Partial Destruction. In the event less than all of the Demised Premises is damaged or destroyed and/or the residue after damage or destruction of the Demised Premises remains of substantial commercial value to Lessee, this Lease shall not terminate, provided, however, that Lessor shall promptly proceed to restore the portion of the Demised Premises which was damaged or destroyed as nearly as possible to its condition prior to such damage or destruction. All insurance proceeds received by Lessor or Lessee pursuant to provisions of this Lease, less the cost, if any, of the recovery of said proceeds shall be applied to the payment for such restoration and any balance thereafter remaining shall be paid to Lessor. The rent payable hereunder shall be reduced by mutual agreement of Lessee and Lessor in proportion to the portion of the Demised Premises, which has been damaged or destroyed until the completion of the renovation thereof.

WAIVER OF SUBROGATION

Section 12.01 Conditional Mutual Release and Waiver of Subrogation. Lessor and Lessee hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any extended coverage or supplementary contract causalities, even if such fire or other causality shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage fully covered by insurance and occurring during such time as the releasor's insurance policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Lessor and Lessee each agree that they mill request their insurance carriers to include in their policies such a clause or endorsement. If extra cost shall be charged therefore, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

CONDITION OF DEMISED PREMISES

Section 13.01 Lessee's Inspection, Disclaimer of Any Representations by Lessor. Lessee accepts this Lease of the Demised Premises "as is" on the date of occupancy and further agrees that, in taking this Lease, it is governed by its own inspection of the Demised Premises and the plans for the rental space leased hereby and its own judgment of their desirability for its purpose, and has not been governed or influenced by any representation of Lessor as to condition and character of the Demised Premises; that no agreements, stipulations, reservations, exceptions or conditions whatsoever have been made or entered into in regard to the Demised Premises or this Lease, which will in any way vary, contradict or impair the validity of this Lease or any of its terms and conditions as herein set forth, and that no modification of this Lease shall be binding unless it be in writing and executed by all the parties hereto. Furthermore, Lessee takes this Lease on the Demised Premises subject to all statutes, ordinances and regulations of competent governmental authority affecting the occupancy and use thereof, the construction and maintenance of improvements thereof, and the business and occupations to be engaged in by Lessee, in force now or subsequently put in force during the term of this Lease.

HAZARDOUS WASTE

Section 14.01 Lessor's Protection from Hazardous Waste. Throughout the term of this Lease Lessee shall not undertake or permit any use, storage, installation, existence, release, threatened release, discharge, generation, abatement, removal, disposal, handling or transportation on, under or from the Demised Premises of any hazardous or toxic substance or hazardous or toxic waste, as defined by any applicable ordinance, law, regulation or requirement of any governmental body except if Lessee is in compliance with all applicable ordinances, laws, regulations and requirements of any governmental body and such use is customary for Lessee's use as herein defined. If Lessor is not satisfied that such activities are in compliance with such ordinances, laws, regulations or requirements, Lessee shall immediately, upon notice thereof, cease such activities. Lessor shall have the right from time to time to conduct an environmental audit of the Demised Premises and Lessee shall cooperate in the conduct of such audit. If Lessee shall breach any covenant provided in this Section 14.01, then, in addition to any other rights and remedies Lessor may have under this Lease or otherwise, Lessor may require Lessee to take all actions, or reimburse Lessor for the costs of such actions taken by Lessor as are reasonably necessary to cure such breach. The Lessor represents that to the best of its knowledge, without the benefit of inspection and analysis, no hazardous or toxic substances or wastes exist within the Demised Premises, the Building, or upon the property and Lessor agrees to remove or cause the removal of such substances and wastes not generated by the Lessee, or allowed upon the property by the Lessee, from the Demised Premises or the common areas of the Building. Lessor shall not undertake or permit any use, storage, installation, existence, release, threatened release, discharge, generation, abatement, removal, disposal, handling or transportation on, under or from the common areas of the Demised Premises of any hazardous or toxic substance or hazardous or toxic waste, as defined by any applicable ordinance, law, regulation or requirement of any governmental body except if Lessor is in compliance with all applicable ordinances, laws, regulations and requirements of any governmental body. The obligations of Lessor and Lessee under this Section shall survive the expiration or other termination of this Lease.

HOLD HARMLESS AGREEMENT

Section 15.01 Lessor Protected from Claims or Damage. From and after the day hereof, Lessee covenants and agrees to defend and hold Lessor harmless against any and all claims, suits, damages or causes of action for damages, arising from the date hereof, and against any orders, decrees or judgments which may be entered in, as a result of any alleged injury to person and/or property or alleged loss of life sustained in the Demised Premises and the buildings and improvements thereon, by any person or persons whomsoever, except as such shall result from the willful acts of Lessor or from a breach of this Lease by Lessor.

MISCELLANEOUS

Section 16.01 Waiver. Failure of Lessor to insist upon the strict performance by Lessee of any term, condition or covenant on Lessee's part to be performed pursuant to the term of this Lease or to exercise any option, right, power or remedy of Lessor contained in this Lease shall not be deemed nor construed as a waiver of such right now or subsequent hereto. No waiver of any terms or provisions hereof shall be valid unless such waiver is in writing,

Section 16.02 Separability. Each and every covenant and agreement contained in this Lease shall be for any and all purposes hereof construed as separate and independent and the breach of any covenant by Lessor shall not discharge or relieve Lessee from its obligation to perform each and every covenant and agreement to be performed by Lessee under this lem. All rights, power and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate applicable law and shall be limited to the extent necessary to render this Lease valid and enforceable, If any term, provision or covenant of this Lease or the application thereof to any person or circumstance shall be held to be invalid, illegal or unenforceable, the validity of the remainder of this Lease or the application of such term, provision or covenant to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby.

Section 16.03 Notices, Demand and Other Instruments. All notices, demands, requests, consents and other instruments required or permitted to be given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been properly given (i) upon personal delivery, or (ii) upon deposit in the United States Mail, if sent by first class, registered or certified United States Mail, return receipt requested, addressed to each party hereto at:

Lessor:	Pellissippi Pointe II, LLC
9721 Cogdill Road, Suite 301
Knoxville, TN 37932
Attn.: Robert H. Patterson

Lessee:	Miller Energy Resources
9721 Cogdill Road, Suite 302
Knoxville, TN 37932
Attn: Scott Boruff

or at such other address in the United States as Lessor or Lessee may from time to time designate in writing and deliver to the other party.

Section 16.04 Successors and Assigns. Each and every covenant, term, condition and obligation contained in this Lease shall apply to and be binding upon and inure to the benefit or detriment of the respective legal representatives, successors and assigns of Lessor and Lessee. Whenever reference to the parties hereto is made in this Lease, such reference shall be deemed to include the legal representatives, successors and assigns of Lessor and Lessee as if in each case expressed. The term "Person" when used in this Lease shall mean any individual, corporation, partnership, firm, trust, joint venture, business association, syndicate, government or governmental organization or any other entity.

Section 16.05 Headings. The headings to the various sections of this Lease have been inserted for the purposes of reference only and shall not limit or define the express terms and provisions of this Lease.

Section 16.06 Counterparts. This Lease may be executed in any number of counterparts, each of which is an original, but all of which shall constitute one instrument.

Section 16.07 Applicable Law. This Lease shall be construed under and enforced in accordance with the laws of the State of Tennessee.

Section 16.08 All Genders and Numbers Included. Whenever the singular or plural number, or masculine, feminine or neuter gender is used in this Lease, it shall equally apply to, extend to and include the other.

Section 16.09 Time-of the Essence. It is specifically agreed that the timely payment of each and every installment of rent and performance of each and every one of the terms, covenants and conditions hereof is of the essence of this Lease.

Section 16. 10 Short Form Lease. The parties will at any time at the request of either one, execute duplicate originals of any instrument in recordable form which will constitute a short form lease or memorandum of lease setting forth the description of the Demised Premises and the term of this Lease so that it shall not be necessary to record this Lease in its entirety,

Section 16.11 Amendment or Modification. Lessee acknowledges and agrees that Lessee has not relied upon any statement, representations, agreements or warranties except as expressed herein, that this Lease contains the entire agreement of the parties, and that no amendment or modification of this Lease shall be valid or binding unless expressed in writing and executed by the parties in writing hereto in the same manner as the execution of this Lease.

Section 16.12 Rules and Regulations. The rules and regulations appended to this Lease are hereby made a part of this Lease, and Lessee agrees to comply with and observe the same. Lessee's failure to keep and observe said rules and regulations shall constitute a breach of the terms of this Lease in the manner as if the same were contained herein as covenants. Lessor reserves the right from time to time to amend or supplement said rules and regulations and to adopt and promulgate additional rules and regulations applicable to the Demised Premises or Property. Notice of such additional rules and regulations, and amendments and supplements, if any, shall be given to Lessee, and Lessee agrees thereupon to comply with and observe all such rules and regulations, and amendments thereto, provided the same shall apply uniformity to all Lessees of the Structure.

Section 16.13 Special Stipulations.  The attached Special Stipulations are incorporated in and made a part of the within Lease, and if any are in conflict with any terms of this lease, the Special Stipulations shall control.

IN WITNESS WHEREOF, Lessor and Lessee have caused this LEASE AGREEMENT to be executed as of the day and year first above written.

LESSOR:

Pellissippi Pointe II, LLC

By:	/s/ Robert H. Patterson

Title:	Chief Manager

Date:	6/24/11

LESSEE:
Miller Energy Resources, Inc.

By:	/s/ Scott M. Boruff

Title:	CEO

Date:	6/24/11

RULES AND REGULATIONS

Lessee's use of the Demised Premises and the Common Areas shall be subject at all times during the Term to reasonable rules and regulations adopted by Lessor not in conflict with any of the expressed provisions hereof governing the use of the parking areas, walks, driveways, passageways, signs, exteriors of buildings, lighting and other matters affecting other tenants in and the general management and appearance of the Demised Premises. Lessee agrees to comply with all such rules and regulations upon notice to Lessee from Lessor. Lessee expressly agrees as follows:

(1) The building is designated as a non-smoking building and Lessee shall not permit its employees or visitors to smoke within the building.

(2) All deliveries or shipments of any kind to and from the Demised Premises, including loading of goods, shall be made only by way of the rear of the Demised Premises or at any other location designated by Lessor, and only at such time designated for such purpose by Lessor.

(3) Garbage and refuse shall be kept in the kind of container specified by Lessor and shall be placed at the location within the Property designated by Lessor, for collection at the times specified by Lessor-, Lessee shall store soiled or dirty linen in approved fire rating organization containers.

(4) No radio or television aerial or other device shall be erected on the roof or exterior walls of the Building or in the Building in which the Demised Premises are located without first obtaining in each instance the Lessor's consent in writing. Any aerial or device installed without such written consent shall be subject to removal at Lessee's expense without notice at any time. The operation of any radio, phonograph or similar device shall not be used in a manner so as to be heard or seen outside the Demised Premises.

(5) Lessee shall keep the Demised Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

(6) The outside areas immediately adjoining the Demised Premises shall be kept clean and free from dirt and rubbish by Lessee, and Lessee shall not place, suffer or permit any obstructions or merchandise in such areas.

(7) Lessee shall not use the public or common areas in the Property for business purposes without the written consent of Lessor.

(8) Plumbing facilities shall not be used for any other purposes than that for which they are constructed, and no foreign substance of any kind shall be thrown therein.

(9) Lessee shall store and/or stock in the Demised Premises only such merchandise or equipment as used in Lessee’s business.

(10) Lessee shall not conduct or permit any fire, bankruptcy, auction or "going out of business" sale (whether real or fictitious) in the Demised Premises without the prior written consent of Lessor, or utilize any unethical method of business operation.

(11) Lessee shall not perform or permit any act nor carry on or permit any practice, which may damage, mar, or deface the Demised Premises or any other part of the Property.

(12) Lessee shall not use any forklift truck, tow truck or any other powered machine for handling freight in the Demised Premises except in such manner and in those areas in the Demised Premises as may be approved by Lessor in writing.

(13) Lessee shall not place a load on any floor in the Demised Premises or the Property, exceeding the floor load limit which such floor was designed to carry, nor shall Lessee install, operate or maintain in the Demised Premises any heavy item or equipment except in such manner as to achieve a proper distribution of weight.

(14) Lessee shall not install, operate or maintain in the Demised Premises or in any other area of the Demised Premises any electrical equipment which does not bear underwriter's approval, or which would overload the electrical system or any part thereof beyond its capacity for proper and safe operation as determined by Lessor.

(15) Lessee shall not suffer, allow or permit any vibration, noise, light, odor or other effect to emanate from the Demised Premises or from any machine or other installation therein, or otherwise suffer, allow or permit the same to constitute a nuisance or otherwise interfere with the safety, comfort and convenience of Lessor or any of the other occupants of the Demised Premises or their customers, agents or invitees or any others lawfully in or upon the Demised Premises. Upon notice by Lessor to Lessee that any of the aforesaid is occurring, Lessee agrees to forthwith remove or control the same.

(16) Lessor may amend or add new rules and regulations for the use and care of the Demised Premises, the buildings of which the Demised Premises are a part, and the common area and facilities.

SPECIAL STIPULATIONS

1. Any security system installed by Lessor will remain with the space. Lessee shall be responsible for the maintenance of the system and any monitoring fees in the event Lessee chooses to have monitoring services.

2. Lessor shall periodically repaint all walls during lease. Lessor shall replace carpet where necessary with carpet of similar quality as existing throughout the lease.